UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2026

Versant Media Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-42856	39-2087186
(Commission File Number)	(IRS Employer Identification No.)

900 Sylvan Avenue Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 735-2622

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	VSNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2026, the Board of Directors of Versant Media Group, Inc. (the “Company”) amended and restated the Amended and Restated Bylaws of the Company (as so amended and restated, the “Bylaws”) effective as of January 6, 2026, to provide that, in the case of the Company’s annual meeting of shareholders held in 2026, the notice period for shareholders to (x) bring matters before the annual meeting and (y) nominate persons for election as a director that are to be included in the Company’s proxy statement, in each case, is the period commencing on January 27, 2026 and ending on the close of business on February 17, 2026.

As a result of the amendment and restatement discussed above, if a shareholder intends to present a proposal or nominate a person for election at the Company’s 2026 annual meeting of shareholders pursuant to Section 2.09 of the Bylaws, or nominate persons for election as a director to be included in the Company’s proxy statement pursuant to Section 3.11 of the Bylaws, the Company’s Corporate Secretary must receive written notice in accordance with the Bylaws no earlier than January 27, 2026 and no later than the close of business on February 17, 2026 to be timely.

The description above is qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Versant Media Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT MEDIA GROUP, INC.

Date: January 7, 2026	By:	/s/ Anand Kini
		Name:	Anand Kini
		Title:	Chief Financial Officer and Chief Operating Officer